Exhibit 99.1

Brag House Announces $15 Million Private Placement

July 24, 2025 | NEW YORK, NY – Brag House Holdings, Inc. (NASDAQ: TBH) (“Brag House” or the “Company”) the Gen Z engagement platform operating at the intersection of gaming, college sports, and digital media, announces today that it has entered into a securities purchase agreement with twelve accredited investors (not one as previously reported) for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds to the Company of approximately $15 million, before deducting placement agent fees and offering expenses.

The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

Pursuant to the terms of the securities purchase agreement, the Company is selling an aggregate of 15,000 shares of its Series B Convertible Preferred Stock convertible into 15,923,567 shares of common stock, at a conversion price of $0.942 per share of Series B Convertible Stock and an aggregate of 15,923,567 warrants to acquire up to 15,923,567 shares of common stock. The purchase price for one unit (consisting of one share of Series B Convertible Preferred Stock convertible into approximately 1,061 shares and the same number of warrants) was $1,000. The warrants issued in the offering are exercisable immediately upon issuance at an exercise price of $0.817 per share and will expire five years from the date of issuance.

Revere Securities LLC acted as the sole placement agent for the PIPE financing.

The securities being offered and sold by the Company in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares issuable upon the conversion of the Series B Preferred Stock and the shares issuable upon exercise of the unregistered warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Brag House Holdings, Inc.

Brag House is a leading media technology platform dedicated to transforming casual college gaming into a vibrant, community-driven experience. By merging gaming, social interaction, and collegiate culture, Brag House enables brands to authentically connect with the influential Gen Z demographic through gamified experiences, live-streaming content, and scalable data insights. For more information, visit www.braghouse.com.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

Investor Relations Contact
Adele Carey
VP, Investor Relations
ir@thebraghouse.com

Media Contact
Fatema Bhabrawala
Director of Media Relations
fbhabrawala@allianceadvisors.com